Exhibit 10.5

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT ("Amendment") is made this 20th day of April, 2010, by and between STONE MANOR PARTNERS, L.P., a Pennsylvania limited partnership ("Landlord") and BEACON BIOSCIENCE, INC., a Delaware corporation ("Tenant").

Background

A.            Landlord and Tenant are parties to a certain Lease Agreement dated May 23, 2006 (the "Original Lease"), amended by Amendment to Lease Agreement dated July 7, 2006 (the "First Amendment"), amended by Memorandum dated December 11, 2006 (the "Second Amendment"), and further amended by Third Amendment to Lease Agreement, dated April 9, 2009 (the "Third Amendment") (collectively defined herein as the "Lease"), pursuant to which (i) Tenant is currently leasing 44,952 rentable square feet of space (the "Existing Space") on the first, second and third floors of a building commonly known as 2800 Kelly Road, Stone Manor Corporate Center, Warrington Township, Bucks County, Pennsylvania 18976 (the "Building"), and (ii) Tenant has agreed to lease an additional 8,000 rentable square feet of space on the third floor of the Building as of July 1, 2010 (the "Additional Space") (the "Existing Space" and the "Additional Space" are collectively defined herein as the "Premises").

B.            Landlord and Tenant now desire to further amend the Lease as herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree to amend the Lease as follows:

1.            Term. The term of the Lease is hereby extended so that it terminates on April 30, 2020.

2.            Base Rental and Base Year.

(a)           As of May 1, 2010, the Base Rental for the Premises shall be as follows:

(i)           5/1/10 through 3/31/13: $1,382,995.08 per year ($25.50 per square foot plus additional construction allowance of $2,726.59 per month); $115,249.59 per month.

(ii)           4/1113 through 4/30/15: $1,350,276 per year ($25.50 per square foot); $112,523.00 per month.

(iii)           511/15 through 4/30120: $1,376,752 per year ($26.00 per square foot); $114,729.33 per month.

(b)           Provided that Tenant is not in default under the Lease, Tenant shall be relieved of its obligation to pay Base Rental due for the Additional Space for the months of May and June 2010. The total value of this rent credit is $34,000 ($25.50 x 8,000 square feet = $204,000 - 12 = $17,000 x 2 = $34,000).

(c)           Tenant shall continue to pay all utilities incurred in both the Existing Space and the Additional Space, notwithstanding the fact that Tenant is not taking possession of the Additional Space until July 1, 2010.

(d)           As of January 1, 2010, the Base Year shall be calendar year 2009. No pass through charges are owed by Tenant for calendar years 2008 and/or 2009 relating to Operating Expenses.

3.          Estoppel. Tenant hereby represents and warrants to and agrees with Landlord that: (i) the Lease is in full force and effect and has not been modified or amended, except as set forth herein; (ii) to Tenant's knowledge, Landlord is not in default under the Lease and Tenant knows of no matter which, with the passage of time, would result in default by Landlord; (iii) Tenant is not in default under the terms of the Lease; and (iv) there are no outstanding Landlord obligations under the Lease, except as set forth in this Amendment.

4.          Reaffirmation of Confession of Judgment.

(a)           AFTER CONSULTATION WITH COUNSEL, TENANT ACKNOWLEDGES THAT (I) SECTION 22.2(e) OF THE LEASE PROVIDES FOR CONFESSION OF JUDGMENT RECOVERY OF POSSESSION OF THE PREMISES AGAINST TENANT, (II) SUCH PROVISION REMAINS IN FULL FORCE AND EFFECT, AND (III) TENANT SHALL BE BOUND BY SUCH PROVISION AS IF SUCH CONFESSION OF JUDGMENT PROVISION WAS SET FORTH IN THIS AMENDMENT.

(b)           Landlord shall not be permitted to confess judgment for money.

5.          Ratification and Confirmation of Terms. As specifically modified by this Amendment, the Lease and all covenants, agreements, terms and conditions hereof are and shall remain in full force and effect, and are hereby in all respects adopted, ratified and confirmed.

6.          No Change. This Amendment may not be changed orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, modification or discharge is sought. This Amendment represents the entire agreement and understanding of the parties in relation to the subject matter of this Amendment. All other agreements, writings or oral representations are hereby deemed merged into the terms of this Amendment.

7.          Counterparts. This Amendment may be executed in multiple counterparts and each counterpart shall be an original and all counterparts, together, shall constitute this Amendment.

8.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9.            Miscellaneous.

(a)           In the event that there are any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control.

(b)           All capitalized terms not otherwise defined herein shall have the meanings which said capitalized terms have in the Lease.

(c)           All terms of the Lease not specifically amended hereby (including without limitation, the confession of judgment provisions) are ratified, confirmed and approved and shall remain in full force and effect.

(d)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(e)           LANDLORD AND TENANT HEREBY EACH WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION INSTITUTED BY EITHER PARTY AGAINST THE OTHER CONCERNING THE LEASE OR THE TENANCY CREATED THEREUNDER.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Fourth Amendment to Agreement of Lease as of the date first above written.

TENANT:
BEACON BIOSCIENCE, INC.

Witness:	/s/ Richard Gastineau	By:	/s/ Edward Gastineau
	Richard Gastineau, Esquire		Edward Gastineau, President
General Counsel

LANDLORD: STONE MANOR PARTNERS, L.P., a Pennsylvania limited partnership By: SMPB3, INC., its General Partner

Witness:	/s/ Robert W. Gundlach	By:	/s/ Walter S. Smerconish
	Robert W. Gundlach, Jr., Esquire		Walter S. Smerconish, President